Exhibit 99.1

INTERNATIONAL SECURITIES EXCHANGE REPORTS SECOND QUARTER 2005 RESULTS

Record quarterly revenues of $35.0 million; net income up 17.1%

NEW YORK, July 28, 2005 – The International Securities Exchange, Inc. (NYSE:ISE) today reported that net income for the quarter ended June 30, 2005 increased 17.1% to $8.1 million, or $0.21 per share on a fully diluted basis. This compares to $6.9 million, or $0.20 per share on a fully diluted basis, in the same period in 2004. Total revenues for the quarter increased 15.1% to $35.0 million as compared to $30.4 million in the prior year. The average daily volume of equity options contracts traded increased 17.5% to approximately 1.6 million contracts as compared to 1.4 million contracts in the year-ago quarter.

For the first six months of 2005, net income increased 18.4% to $17.0 million, or $0.46 per share on a fully diluted basis compared to $14.4 million, or $0.42 per share on a fully diluted basis, in the first half of 2004.

“We are pleased to report record revenues and another quarter of double digit-growth in our average daily volume and net income,” said David Krell, ISE’s President and Chief Executive Officer. “Our core businesses remain robust and our index business continues to make solid gains. The momentum that we are experiencing underscores our competitive advantage in the marketplace as investors increasingly acknowledge that ISE provides the tightest markets, the best liquidity and an unparalleled level of customer service.”

“We continue to develop and expand our index business. In May, we launched index options on the Russell 1000®, Russell 2000® and Mini-Russell 2000® in concert with our overall strategy to expand our reach in the index segment of the options industry. In June, we expanded our proprietary index business and launched the ISE Semiconductors, ISE-CCM Homeland Security, ISE Oil and Gas Services, ISE Gold, and ISE Homebuilders indexes. The success that we have experienced with the Nasdaq-100® index demonstrates the potential that exists in index options and we remain encouraged by the growth that we have seen thus far. Going forward, we plan to launch additional proprietary indexes and third-party indexes that will complement our existing products. We are confident that our expertise and track record in equity options will translate into continued success in our index options business,” Krell added.

Second Quarter Results

Revenues

Total revenues for the second quarter of 2005 increased 15.1% to $35.0 million principally due to increased trading volumes. Transaction fee revenues increased 21.2% to $24.0 million in the second quarter from $19.8 million last year and market data revenues increased 10.6% to $4.8 million from $4.3 million in the year ago quarter. Other member fees decreased 10.0% to $5.2 million from $5.8 million last year due to lower connectivity and network fees we charge our members. The decrease in other member fees is offset by lower expenses we incur for providing these services. Other revenues increased to $1.0 million as compared to $0.5 million last year primarily due to income generated by our higher cash balances.

Expenses

Total expenses for the second quarter of 2005 increased 22.9% to $20.5 million as compared to $16.7 million in the second quarter of the prior year. Included in our second quarter 2005 expenses is the full quarter effect of stock based compensation of $1.5 million and other public company related expenses. Second quarter 2004 expenses included $0.6 million of reorganization costs.

•	Compensation and benefits expenses increased 27.7% to $9.9 million primarily due to increased headcount to support our growth and the full quarter effect of stock based compensation which we began recording on March 9, 2005 after our initial public offering.

•	Technology and communications expenses declined 21.1% to $3.3 million primarily due to the elimination of licensing fees paid to OMX(US) Inc. (“OMX”) resulting from restructuring an agreement with them in June 2004. The new agreement changed our licensing fee from a variable fee based on trading volume to a fixed license fee. Our second quarter 2004 expenses included $1.3 million related to this variable fee. In addition, we incurred increased costs for maintenance and enhancement of our systems.

•	Occupancy expenses increased 11.9% to $1.1 million primarily due to increased space requirements for disaster recovery purposes.

•	Professional fees increased 88.1% to $1.2 million primarily due to higher public company related expenses as well as increased legal fees associated with ongoing litigation. The litigation arose from our decision to trade options on certain exchange traded funds without seeking a license from the creators of the indices underlying those funds, and a challenge to our right to trade options on the ISE Gold index.

•	Marketing and business development expenses increased 45.5% to $1.1 million primarily due to the roll-out of our index trading initiatives.

•	Depreciation and amortization expenses increased to $1.5 million in the second quarter of 2005 from $0.5 million in the year ago quarter reflecting the impact of the amortization of $1.0 million for our trading license with OMX referred to above.

•	Other expenses increased 83.2% to $2.5 million primarily due to fees we pay for trading licensed products. Fees that we incur to trade licensed products increased 67.6% to $1.3 million for the quarter. These fees are offset by surcharges we charge members for trading licensed products and are included in our transaction fees revenues.

Income, Taxes and Margins

Pre-tax income increased 5.6% to $14.5 million for the second quarter versus $13.7 million last year. Our pre-tax margin for the second quarter was 41.5% versus 45.2% last year.

Our tax rate decreased to 43.9% for the second quarter compared to 49.4% last year. Our rate was significantly higher last year due to the non-deductibility of our reorganization expenses related to our initial public offering. Our rate in this year’s quarter also reflects a lower tax rate on returns from our invested cash.

Net income for the second quarter increased 17.1% to $8.1 million from $6.9 million in the prior year quarter.

Balance Sheet

As of June 30, 2005, ISE had cash and cash equivalents of $140.1 million, total assets of $255.6 million, and shareholders’ equity of $159.2 million. There were approximately 36.7 million shares of common stock outstanding.

“The increase in our expenses reflects the additional costs associated with our decision to become a public company as well as the investment in people and infrastructure required to support our current and future business initiatives,” said Bruce Cooperman, Chief Financial Officer. “Our expense management discipline enables us to generate margins that are among the highest in the industry while at the same time charging fees that are among the lowest in the industry. We fully intend to maintain these distinctions in the months ahead,” concluded Cooperman.

Second Quarter Business Highlights

•	ISE traded its one billionth contract on May 24, 2005.

•	ISE was the largest U.S. equity options exchange for the second quarter of 2005 based on total equity options trading. ISE traded more volume in its own listings than any other options exchange.

•	ISE continued to expand its index options business and listed three new options on Russell indexes. On May 16, 2005, ISE launched options on the Russell 1000® index, Russell 2000® index and Mini-Russell 2000® index.

•	In June, ISE launched its first five sector indexes: ISE Homebuilders, ISE Semiconductor, ISE-CCM Homeland Security, ISE Oil and Gas Services, and ISE Gold.

•	On June 15, 2005, ISE enhanced its trading system to permit Electronic Access Members (EAM) to route “preferenced orders” to any ISE market maker.

INTERNATIONAL SECURITIES EXCHANGE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
Transaction fees	$23,965	$19,779	$47,977	$41,431
Other member fees	5,214	5,791	10,760	10,983
Market data	4,787	4,329	9,413	8,229
Other	1,027	514	1,349	819

Total revenues	34,993	30,413	69,499	61,462

Expenses:
Compensation and benefits	9,906	7,760	18,133	15,315
Technology and communications	3,251	4,123	6,633	8,816
Occupancy	1,054	942	2,159	1,803
Professional fees	1,204	640	2,793	1,598
Marketing and business development	1,093	751	1,679	1,594
Depreciation and amortization	1,511	534	3,009	1,021
Other	2,462	1,344	4,163	2,741
Reorganization	—	577	—	577

Total expenses	20,481	16,671	38,569	33,465

Income before provision for income taxes	14,512	13,742	30,930	27,997
Provision for income taxes	6,377	6,795	13,933	13,638

Net income	$8,135	$6,947	$16,997	$14,359

Earnings per share:
Basic	$0.22	$0.22	$0.49	$0.45
Diluted	$0.21	$0.20	$0.46	$0.42

Weighted average number of shares outstanding:
Basic	36,741	32,139	34,910	32,139
Diluted	38,818	33,918	36,911	33,918

INTERNATIONAL SECURITIES EXCHANGE, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except per share amounts)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140,083	$44,847
Accounts receivable, net	35,595	29,787
Income taxes receivable	3,793	11,332
Securities owned	4,949	4,980
Other current assets	3,940	6,655

Total current assets	188,360	97,601

Securities owned	13,209	22,199
Accounts receivable	561	6,426
Fixed asset, net	31,020	32,757
Deferred tax asset, net	19,680	15,835
Other assets	2,730	2,761

Total assets	255,560	177,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Accounts payable, accrued expenses and other liabilities	16,212	8,434
Compensation and benefits payable	6,768	14,520
Deferred revenue	4,806	4,365
Payment for order flow payable	12,837	13,258

Total current liabilities	40,623	40,577

Deferred revenue	51,161	50,594
Other liabilities	4,585	4,949

Total liabilities	96,369	96,120

STOCKHOLDERS’ EQUITY	159,191	81,459

Total liabilities & stockholders’ equity	$255,560	$177,579

INTERNATIONAL SECURITIES EXCHANGE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$16,997	$14,359
Adjustments to reconcile net income to cash provided by/(used in) operating activities:
Depreciation and amortization	3,009	1,021
Stock based compensation	1,869	59
Deferred taxes	(3,845)	(7,726)
Unrealized (gain)/loss on securities owned and available for sale securities, net	(66)	(179)

(Increase)/decrease in operating assets:
Accounts receivable, net	57	3,141
Income tax receivable	7,539	118
Securities owned	4,074	(6,811)
Other assets	2,710	(3,392)
Increase/(decrease) in operating liabilities:
Accounts payable and accrued expenses	7,778	(1,888)
Compensation and benefits payable	(7,752)	170
Deferred revenue	1,008	16,379
Payment for order flow payable	(421)	8,047
Marketing fund payable	—	(450)
Other liabilities	(364)	1,094

Net cash provided by operating activities	32,593	23,942

Cash flows from investing activities:
Purchase of fixed assets	(1,236)	(1,684)
Maturities of available for sale securities	4,990	—

Net cash provided by/(used in) investing activities	3,754	(1,684)

Cash flows from financing activities:
Dividend	(11,784)	(11,070)
Net Proceeds from initial public offering	70,673	—

Net cash provided by/(used in) financing activities	58,889	(11,070)

Increase in cash and cash equivalents	95,236	11,188
Cash and cash equivalents, beginning of period	44,847	65,687

Cash and cash equivalents, end of period	$140,083	$76,875

INTERNATIONAL SECURITIES EXCHANGE, INC.

KEY STATISTICAL INFORMATION

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Trading Days	64	62	125	124

Average daily trading volume (1) (2)
Equity Options
Total U.S. industry equity options traded (in thousands)	4,923	4,062	5,070	4,380
Our equity options traded (in thousands)	1,598	1,360	1,661	1,423
Our market share of equity options traded	32.5%	33.5%	32.8%	32.5%
Index Options
Total U.S. industry index options traded (in thousands)	516	387	497	384
Our index options traded (in thousands)	18	—	12	—
Our market share of index options traded	3.6%	—	2.4%	—

Our member total trading volume (sides, in thousands): (3)
Customer	86,031	64,148	173,538	133,423
Firm proprietary	18,367	12,552	36,586	25,497
Market maker	102,446	91,997	208,095	193,941

Total Sides	206,844	168,697	418,219	352,861

Our market share of total industry trading: (4)
Customer	29.8%	26.4%	30.3%	25.4%
Firm proprietary	20.8%	19.9%	21.0%	19.9%
Market maker	32.0%	37.4%	32.3%	36.7%

Revenue:
Average transaction fee per side (5)	$0.12	$0.12	$0.11	$0.12
Average transaction fee per revenue side (6)	$0.18	$0.18	$0.18	$0.18

Our trades: (7)
Average contracts per trade	17.2	17.7	17.2	17.6
Average trades per day (in thousands)	93.9	76.8	97.4	80.7
Total trades (in thousands)	6,010	4,761	12,173	10,007
Our market share of industry trade volume	34.6%	34.7%	35.1%	33.9%

Our listed issues: (8)
Average number of issues traded during the period	730	648	718	631

Our Members (average number trading during period)
PMMs	10	10	10	10
CMMs	136	139	137	133
EAMs	95	96	94	97

Total	241	245	241	240
Employees at end of period	177	152	177	152

(1)	Represents single counted contract volume. For example, a transaction of 500 contracts on our exchange is counted as a single 500 contract transaction for purposes of calculating our volumes, even though we may receive transaction fees from parties on both sides of the transaction, one side of a transaction, or in some cases, neither side of a transaction.
(2)	Our market share is calculated based on the number of contracts executed on our exchange as a percentage of total industry contract volume.
(3)	Represents each side of a buy or sell transaction. For example, a transaction of 500 contracts on our exchange is counted as two sides of 500 contracts, representing a buy and a sell transaction. We do not currently receive transaction fees from non-broker-dealer customer sides, except for options on SPDRs® and certain options on indices.
(4)	Represents our market share of total U.S. industry equity trading for members trading on our exchange based on contract trading volume.
(5)	Average transaction fee per side is calculated by dividing our transaction fees by the total number of sides executed on our exchange. We generally do not charge our members for executing non-broker-dealer customer orders on our exchange and we reduce or waive fees for members exceeding volume thresholds on certain other products. Comparing our average transaction fee per side to our average transaction fee per revenue side reflects the negative effect of our fee waivers or reductions on our revenues, on a per side basis. For the three months ended June 30, 2005 and 2004, we have waived and discounted $6,476 and $4,887 of our fees, respectively. For the six months ended June 30, 2005 and 2004, we have waived and discounted $12,987 and $10,136 of our fees, respectively.
(6)	Our average transaction fee per revenue side reflects the transaction fee we charge to our market participants per our publicly available pricing schedules. These schedules were part of rule proposals that became effective upon filing pursuant to Section 19(b)(3)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Securities and Exchange Commission may abrogate such rule proposals within 60 days of filing if it determines that such action is necessary or appropriate in the public interest, for the protection of investors or otherwise in furtherance of the purposes of the Exchange Act.
(7)	Members can have several contracts per trade. Trades represent the number of trades cleared through The Option Clearing Corporation, or the OCC. Market data revenue is generated on a per trade basis, not on a contract basis.
(8)	By “issues” we mean the number of securities underlying our options. We trade multiple options series on each underlying security.

Earnings Conference Call

ISE will host a conference call to discuss its second quarter 2005 results at 10:00 a.m. Eastern Time today. The conference call will be web cast and can be accessed on the Investor Relations section of ISE’s web site at www.iseoptions.com. Investors can also listen to the conference call by dialing (800)-435-1398 (Pass code: 30963972). An archived recording of the call will be maintained on this site from July 28, 2005 until midnight on July 29, 2005 and can be accessed by calling (888)-286-8010 (Pass code:61218887). An investor presentation that will be referenced during the call will also be posted to the web site.

ISE Background

The International Securities Exchange, the world’s largest equity options exchange, was founded on the principle that technology fosters and infuses new efficiencies and operational innovations into securities trading. After developing an innovative market structure that integrated auction market principles into an advanced screen-based trading system, ISE launched the first fully electronic US options exchange in May 2000. ISE continually enhances its trading systems to provide investors with the best marketplace to execute their options orders.

For more information about ISE, its products and its technology, visit www.iseoptions.com.

CONTACT:

Investors:	Media:

Thomas Gibbons	Alicia Curran
International Securities Exchange	International Securities Exchange
212-897-8167	212-897-8181
tgibbons@iseoptions.com	acurran@iseoptions.com

This press release contains “forward looking statements.” These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. We undertake no ongoing obligation, other than that imposed by law, to update these statements. Factors that could affect our results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in our filings with the Securities and Exchange Commission, including our registration statement on Form S-1, current reports on Form 8-K and quarterly reports on Form 10-Q, as amended.

-ISE-